Exhibit 10

TRANSACTION AGREEMENT

by and between

TEPPCO PARTNERS, L.P.

and

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

Dated as of September 5, 2006

TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT (this “Agreement”) dated as of September 5, 2006, is entered into by and between TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), and Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company (the “General Partner”).

RECITALS

A.         Pursuant to proxy materials filed by the Partnership with the Securities and Exchange Commission, the Partnership has proposed to its unitholders amending and restating the Third Amended and Restated Agreement of Limited Partnership of TEPPCO Partners, L.P. in effect as of the date hereof (the “Current Partnership Agreement”), among other things, to reduce the General Partner’s maximum percentage interest in the Partnership’s quarterly distributions from 50.000202% to 24.995353% (the “IDR Reduction Amendment”).

B.         The Partnership has also proposed to its unitholders the issuance of units representing limited partner interests in the Partnership (“Units”) to the General Partner as consideration for the IDR Reduction Amendment (the “Issuance Proposal”).

C.         The IDR Reduction Amendment, together with other proposed amendments to the Current Partnership Agreement (the “Amendments”), and the Issuance Proposal are conditioned on each other, such none of such proposals become effective unless all of such proposals are approved by the Partnership’s unitholders.

D.         If the Amendments and the Issuance Proposal are approved by the requisite number of unitholders of the Partnership, the Amendments shall become effective pursuant to Section 15.2 of the Current Partnership Agreement upon obtaining such approval.

E.         The Partnership and the General Partner desire to set forth the manner of determining the number of Units to be issued to the General Partner upon approval of the Amendments and the Issuance Proposal by the Partnership’s unitholders and to provide for other related matters.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties undertake and agree as follows:

ARTICLE I DEFINITIONS

“Additional Units” means the number of Units, rounded to the nearest whole Unit, that would result in the General Partner’s receiving, at the Current Unit Rate and based on the Outstanding Units, quarterly cash distributions from such Additional Units and the Amended Distribution Rights in an amount equal to the quarterly cash distributions the General Partner would receive, at the Current Unit Rate and based on the Outstanding Units, from its Current Distribution Rights, calculated as follows:

1

Additional Units =	Outstanding Units × (Current GP Rate – Amended GP Rate)
Amended GP Rate + Current Unit Rate

“Amended Distribution Rights” mean the General Partner’s rights to receive increasing percentages of the Partnership’s distributions after specified target distribution levels have been achieved, pursuant to the IDR Reduction Amendment.

“Amended GP Rate” means the sum of A, B and C, where

A = (1.999999/98.000001) × MQD

B = (14.997373/85.002627) × (First Target Distribution – MQD)

C = (24.995353/75.004647) × (Current Unit Rate – First Target Distribution)

“Amendments” has the meaning given such term in the Recitals.

“Closing Date” means the date on which the satisfaction or waiver of the conditions contained in Article IV has occurred, or such other date mutually agreed to by the parties hereto.

“Current Distribution Rights” mean the General Partner’s rights to receive increasing percentages of the Partnership’s distributions after specified target distribution levels have been achieved, pursuant to Section 5.4 of the Current Partnership Agreement.

“Current Partnership Agreement” has the meaning given such term in the Recitals.

“Current GP Rate” means the sum of A, B, C and D, where

A = (1.999999/98.000001) × MQD

B = (14.997373/85.002627) × (First Target Distribution – MQD)

C = (24.995353/75.004647) × (Second Target Distribution – First Target Distribution)

D = (50.000202/49.999798) × (Current Unit Rate – Second Target Distribution)

“Current Unit Rate” means the per Unit quarterly calendar distribution of the Partnership in effect immediately prior to the issuance of the Additional Units pursuant to the terms and conditions of this Agreement.

“First Target Distribution” means the first target quarterly distribution of $0.325 per Unit under the Current Partnership Agreement.

“IDR Reduction Amendment” has the meaning given such term in the Recitals.

“Issuance Proposal” has the meaning given such term in the Recitals.

“MQD” means the Partnership’s minimum quarterly distribution of $0.275 per Unit.

2

“Outstanding Units” means the number of Units issued by the Partnership and reflected as outstanding on its books and records immediately prior to the issuance of the Additional Units pursuant to the terms and conditions of this Agreement.

“Revised Partnership Agreement” means the Current Partnership Agreement as amended and restated to reflect the Amendments.

“Second Target Distribution” means the second target quarterly distribution of $0.450 per Unit under the Current Partnership Agreement.

“Units” has the meaning given such term in the Recitals.

ARTICLE II THE TRANSACTIONS

2.1.       Partnership Agreement. On the Closing Date, the General Partner shall, in order to evidence the effectiveness of the Amendments, execute and adopt the Revised Partnership Agreement, effective as of the date of the approval thereof by the requisite number of unitholders of the Partnership in accordance with the terms and provisions of the Current Partnership Agreement, on its own behalf in its capacity as general partner of the Partnership and by power of attorney on behalf of the limited partners of the Partnership.

2.2.       Issuance of Units. On the Closing Date, the Partnership shall issue, grant, transfer, assign and convey to the General Partner a certificate or certificates representing the Additional Units. The certificate(s) evidencing the Additional Units shall bear a legend substantially in the form set forth below and containing such other information as the Partnership may deem necessary or appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS LIMITED PARTNERSHIP, IS AVAILABLE.

No fractional Units or scrip shall be issued as a result of the transactions contemplated by this Agreement.

2.3.       Listing of Units. The Partnership shall apply to have the Additional Units listed on the New York Stock Exchange prior to or on the Closing Date.

2.4.       Further Assurances. The Partnership and the General Partner agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

3

ARTICLE III REPRESENTATIONS AND WARRANTIES

3.1.	Partnership. The Partnership represents and warrants to the General Partner as follows:

(a)        the Partnership is a limited partnership duly formed and in good standing under the laws of the State of Delaware and has the partnership power and authority to execute and deliver this Agreement and, subject to the terms and conditions hereof, to carry out its terms;

(b)        this Agreement constitutes a legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and

(c)        on the Closing Date, the Additional Units and the limited partner interests represented thereby will have been duly and validly authorized and, when issued and delivered in accordance with the terms and provisions of this Agreement, will be duly and validly issued and fully paid (to the extent required under the Revised Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in the Partnership’s filings with the Securities and Exchange Commission).

3.2.       General Partner. The General Partner represents and warrants to the Partnership as follows:

(a)        the General Partner is a limited liability company duly formed and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to execute and deliver this Agreement and, subject to the terms and conditions hereof, to carry out its terms;

(b)        this Agreement constitutes a legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; and

(c)        the General Partner is an “Accredited Investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Additional Units for its own account, and not with a view to any distribution, resale, subdivision, or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and the General Partner

4

has no present plans to enter into any contract, undertaking, agreement or arrangement for any such distribution, resale, subdivision, or fractionalization of the Additional Units.

ARTICLE IV CONDITIONS

4.1.       Conditions to Obligations of Each Party. Notwithstanding any other provision of this Agreement, the respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(a)        the Amendments and the Issuance Proposal shall have been approved by the requisite number of unitholders of the Partnership in accordance with the terms and provisions of the Current Partnership Agreement;

(b)        no order shall have been entered and remained in effect in any action or proceeding before any federal, foreign, state or provincial court or governmental agency or other federal, foreign, state or provincial regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated herein; and

(c)        the representations and warranties of the other party shall remain true and correct on the Closing Date.

4.2.       Conditions to Obligations of the Partnership. Notwithstanding any other provision of this Agreement, the obligations of the Partnership to effect the transactions contemplated by this Agreement shall be subject to the fulfillment of the condition that the agreements and covenants of the General Partner to be complied with or performed pursuant to the terms hereof shall have been duly complied with or performed.

ARTICLE V MISCELLANEOUS

5.1.       Governing Law. The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

5.2.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one and the same original document.

5.3.       Amendments. All waivers, modifications, amendments or alterations of this Agreement shall require the written approval of each of the parties to this Agreement.

5.4.       Termination. This Agreement and all rights and obligations hereunder may be terminated by any party hereto if a final unappealable order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, consummation of this Agreement or the transactions contemplated in connection herewith shall have been entered. This Agreement and all rights and obligations hereunder shall terminate automatically if the Partnership’s unitholders fail to approve any of the Amendments or the Issuance Proposal at a

5

meeting of the Partnership’s unitholders (and any adjournments or postponements thereof) held for such purpose or if such a meeting is not duly convened on or prior to December 31, 2006.

5.5.       Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns. This Agreement shall not be assignable until after the Closing Date by the parties hereto, except with the prior written consent of the other party.

5.6.       Benefits of Agreement Restricted to Parties. This Agreement is made solely for the benefit of the parties to this Agreement, and no other person (including employees) shall have any right, claim or cause of action under or by virtue of this Agreement.

5.7.       Severability. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any of the parties to this Agreement, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

5.8.       Titles. The article, section and paragraph titles in this Agreement are only for purposes of convenience and do not form a part of this Agreement and will not be taken to qualify, explain, or affect any provision thereof.

5.9.       Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered in person, by cable, telegram, telex, or telecopy and shall be deemed to have been duly given three business days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to the Partnership, at

1100 Louisiana Street

13th Floor

Houston, Texas 77002

Attn: Patricia A. Totten

Facsimile: (713) 381-4039

if to the General Partner, at

1100 Louisiana Street

18th Floor

Houston, Texas 77002

Attn: Richard H. Bachmann

Facsimile: (713) 803-2905

* * * Remainder of the page intentionally left blank * * *

6

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties hereto effective as of the day and year first above written.

TEPPCO PARTNERS, L.P.

By:	Texas Eastern Products Pipeline Company, LLC,
its general partner
	By:	JOHN N. GOODPASTURE
Name: John N. Goodpasture
Title: Vice President

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

By:	WILLIAM G. MANIAS
Name: William G. Manias
Title: Vice President and Chief Financial Officer

7